Exhibit 99.1

                             [GoAmerica letterhead ]

CONTACT:

Joe Karp
Voice 201-527-1518
TTY 201-527-1520
jkarp@goamerica.com

                GOAMERICA CLOSES $14.5 MILLION PRIVATE PLACEMENT

         Funding Results in Improved Balance Sheet, Enables Execution of
                           Refocused Business Strategy

Hackensack, NJ--March 10, 2004-- GoAmerica, Inc. (NASDAQ: GOAM) announced today that it closed a private placement financing for $14.5 million led by institutional investor Special Situations Funds. GoAmerica's stockholders approved the transaction at a Special Meeting held earlier today. The Company issued approximately 105 million shares of its common stock, as well as warrants to purchase an additional 11,578,512 shares of its common stock, pursuant to purchase commitments between the Company and the private placement investors. This cash infusion will allow the Company to fund working capital needs, grow its core Wynd Communications business and launch new services for the company's constituency of people with hearing loss.

"Completion of this financing caps a significant balance sheet enhancement program that we started in the third quarter of 2003," said Dan Luis, GoAmerica's CEO. "With our debt restructuring and financing issues behind us, we now have the financial strength to focus on executing our business plan. We will make every effort to establish GoAmerica as the premier provider of communication services for people who are deaf or hard of hearing."

In addition to closing its financing, the Company announced today that Donald Barnhart has been promoted from Vice President, Controller to Chief Financial Officer. "Don is a seasoned finance professional and he skillfully addressed the challenges we faced in 2003," said Luis. "His work with our creditors, bankers, auditors and new investors has proven that he is more than ready for his new responsibilities."

"The last year presented financial challenges that would have been difficult for any business to overcome," said Barnhart. "I'm pleased that we've successfully moved the Company forward, and that we can enter the next phase of our business with a strong balance sheet."

Update on Milestones


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Since  receiving  an initial $1 million  bridge  financing  in December of 2003,
GoAmerica has achieved several operational milestones.

         o The Company's New York data center has been successfully moved to a lower cost outsource provider, creating substantial monthly operating savings.

         o Wynd Communications' administrative functions for billing, order management, sales, marketing, and finance have all been consolidated from California to the Company's New Jersey headquarters.

         o Two phases of the Company's three-phase customer support outsourcing relationship with Communications Services for the Deaf have been completed. The final phase is targeted for completion by the end of the first quarter.

         o The Company has implemented a comprehensive customer feedback process, enabling timely monitoring of the customers' sale and service experiences.

The Company is also on track with its plans to close Wynd's California office by the end of April, when it completes the transition of its data and fulfillment centers and remaining customer support functions.

"I'm pleased with the progress we're making in executing our consolidation plans," said Luis. "Our success in these areas will provide us with the solid footing we need to hit the ground running on sales and marketing programs."

                              Securities Disclosure

The securities sold in this private placement have not yet been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. In accordance with the terms of the Purchase Agreement entered into by the Company and the investors in connection with this financing, the Company has agreed to file a resale registration statement on Form S-3 promptly after today's closing of the private placement.

About GoAmerica

GoAmerica, Inc.'s aim is to improve the quality of life for people who are deaf or hard of hearing by being their premier provider of innovative communication services. These technology-based services are delivered through GoAmerica's wholly owned subsidiaries, including Wynd Communications Corporation, the leading provider of wireless telecommunications services for people with hearing loss. Wynd Communications is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush Administrations for its commitment to Americans with disabilities. For more information, visit www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717.

The statements contained in this news release (including our estimate regarding the availability of cash resources) that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect",

"estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to successfully manage our strategic alliance with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies; (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (x) our ability to manage our remaining operations; and (xi) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange
Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements.

Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", "Go.Web", "Go.Web Enterprise Server", "Mobile Office", and "OnPrem" are trademarks or service marks of GoAmerica, Inc. "WyndTell", "Deafwireless", and "Deafwireless Superstore" are trademarks or service marks, and "Wynd" and "WyndTell" are registered trademarks of Wynd Communications Corporation. Other names may be trademarks of their respective owners.

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